EXHIBIT NO. 23.1


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                                               Exhibit 23.1






                                 October 2, 1995





Comstock Resources, Inc.
5005 LBJ Freeway
Suite 1000
Dallas, Texas 75244


   Re: Registration of 925,000 shares of Common Stock pursuant to a Registration
       Statement No. 33-61303


Gentlemen:

   We hereby consent to the reference to our firm under "Legal Matters" in the prospectus included in the Registration Statement. By so consenting, we do not thereby admit that our firm's consent is required by Section 7 of the Securities Act.

                         Very truly yours,

                         LOCKE PURNELL RAIN HARRELL
                         (A Professional Corporation)


                         By: /s/JACK E. JACOBSEN
                           Jack E. Jacobsen